Exhibit 99.2

Transcript of
Westmoreland Coal Company
Q1 2014 Investor Conference Call
April 25, 2014/10:00 am EDT

Participants
Keith Alessi - Chief Executive Officer
Robert King - President - U.S. Operations
Kevin Paprzycki - Chief Financial Officer and Treasurer

Presentation

Operator
Good morning, ladies and gentlemen, and welcome to Westmoreland Coal Company's Investor Conference Call. (Operator instructions.) As a reminder, this conference is being recorded today, and a replay will be made available as soon as practical on the Investor portion of the Westmoreland website through October 27, 2014.

Management's remarks today may contain forward-looking statements based on the company's projections, current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The company's actual results may differ materially from the projections given and results discussed in any such forward-looking statements.

For a summary of risk factors and other information regarding forward-looking statements, please refer to the company's Form 10-K for fiscal year 2013, as well as the company's Form 10-Q for the first quarter ended March 31, 2014 to be filed with the Securities and Exchange Commission on April 25, 2014. Any forward-looking statements represent the company's views only as of today, and should not be relied upon as representing its views as of any subsequent date. While the company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change, and, therefore, you should not rely on these forward-looking statements as representing the company's views as of any date subsequent to today.

Mr. Keith E. Alessi, Chief Executive Officer of Westmoreland Coal Company, will be delivering today’s remarks.

Thank you, Mr. Alessi, please begin.

Keith Alessi - Chief Executive Officer
Thank you and good morning to everybody on the call. This morning we’re going to talk about our Q1 results. We’re going to quickly run through the quarter from an operational standpoint and a numerical standpoint, and then we’re going to talk some about the Canadian acquisition that’s impending here. The quarter itself was a good quarter. It came in pretty much where we expected it to do so.

I know that we’ve got some new folks on the call who’ve started following the company either with our latest bond issuance or have joined on the equity side, and I want to make a couple of comments about our business model so that our numbers can be taken in context. We always talk about the fact that we operate in a band of outcomes with our cost plus business model where there’s pretty much a ceiling above us and a floor below us, and we operate in this band of outcomes depending on numerous factors: weather, customer outages, things of that nature.

Last year was pretty much an unusual year for us, 2013. The timing of certain outages and the way weather broke. Our second quarter last year was one of our strongest quarters, which is not our historical pattern. Our historical pattern is that Q2 is a fairly weak quarter for us.

The reason I bring that up is while our Q1 numbers are certainly up over last year, and they’re where we expected them to be, it’s not exactly an apples-to-apples comparison because there were some outages in that Q1 of last year. This year that pattern flips, and the outages this year are going be in Q2, where they weren’t in Q2 last year, so we would expect Q2 to come in under last year, but we still see ourselves operating for the year within that band of outcomes that we so often describe, and we’re still operating within the guidance range of $112 million to $120 million in adjusted EBITDA for the year. The way things look like they’re shaping up, certainly, Q3 and Q4 look like stronger quarters to us in ‘14 than they were in ‘13.

I’m going to go ahead and have Bob talk briefly about the operational aspects of the quarter. Kevin will talk about some of the accounting math and deal-related costs, and then I’ll be back and chatting about the Canadian operation, where we sit, and how we see that rolling out.

Robert King - President - U.S. Operations
Okay. Thank you, Keith. I’ll start with safety. Westmoreland’s mining operations had a really good quarter in the first quarter in the area of safety. Four of our six mining operations went the entire quarter without a reportable accident, and our ROVA power plant continued its excellent performance with zero accidents and incidents also. That operation has now gone over three years without a reportable incident, which is an extremely good record. The company as a whole achieved both reportable accident rates and loss time frequency rates significantly below the national averages for both mines and power plants, and we’re extremely thankful to our employees for their focus and dedication to working safely.

From a market perspective during the first quarter, extremely cold weather and strong gas prices, as well as low hydro generation continued to generate high demand for power from our customers. Our customers ran their plants at relatively high levels throughout the quarter, and demand for our coal was strong. Gas prices during this period of time were also very good from a generation perspective, for coal generators that is, and remained over $5.00 for most of the quarter.

Sales and shipments from all of our mines were strong in the first quarter, with the exception of our Absaloka Mine, and that operation continued to be negatively impacted by significant railroad disruptions throughout the quarter as the railroad was unable to meet customer nominations and provide trains to haul coal from the operation. Fortunately, only one of our mines was impacted by railroad operations. From that standpoint, I think that differentiates us a bit from our competitors. I am happy to say that over the last two or three weeks, railroad service has improved significantly, and it appears we’re back on to somewhat of a normal railroad service for our operation.

Looking forward, we’re expecting to have a relatively normal hydro year. During March, snowpack in the Columbia River System increased significantly, and we’re now slightly higher than normal. Based on that, we’re expecting, and are already starting to see, some reduction in demand from our customers as hydro picks up. That’s the normal pattern, and Keith kind of talked about that at the beginning of the call. We would expect second quarter to see some reduced demand from our customers due to hydro, and this is also the time of year that they also do a major maintenance project on their plants.

Operationally on the power side of the business, ROVA began operating under its restructured power supply contract with Dominion Resources at the beginning of this year. It ran well during the quarter, and it was able to meet all of its commitments to Dominion under the new contract and the new arrangement. Operationally from the mining side, all of Westmoreland mines, again, experienced no major operational or maintenance issues and performed very well. As I previously mentioned, you know, railroad performance issues and lower deliveries than forecasted did, however, impact our Absaloka Mine, and because of that, the performance of that mine and the economics of that mine were impacted in the first quarter. I’m cautiously optimistic that the majority of the railroad issues are behind us, and, as I said before, we’ve seen much better performance over the last few weeks.

With that, I’m going to turn it over to Kevin for the numbers.

Kevin Paprzycki - Chief Financial Officer and Treasurer
Thanks, Bob, and good morning, everyone. Our Q1 2014 EBITDA came in at $28.9 million. That was up about 12.5% over the first quarter of ‘13. The EBITDA increase was driven by the timing of two shutdowns. We had one customer shutdown in the first quarter of ‘13, and, as Keith mentioned, ROVA’s annual maintenance shutdown last year was scheduled for the first quarter. We did see EBITDA growth at some of our other operations. Both Colstrip and Kemmerer got off to great starts for the year. However, they were offset somewhat by rail performance issues at the WRI mine.

Our Q1 ‘14 revenue came in at $180.2 million. That’s an increase of about 11.6%. We posted a $19.3 [million] net loss in the first quarter of ‘14, and over $18 million of that net loss was driven by three acquisition financing items. We had $6 million of increased interest expense on our new notes. We had a $5 million fee on the completion of the bridge loan we secured, but didn’t have to utilize, and we had $7 million of non-cash losses on the currency hedge we used to lock in the Canadian consideration. We locked in at a good exchange rate of $1.08, but we could’ve done a little bit better with rates currently sitting around $1.10. Without those three items that resulted from the acquisition financing, we would've improved upon our Q1 2013 results.

We did have a very good cash generation quarter in the first quarter of ‘14. Our overall cash balance remained flat at $62 million. However, we placed almost $17 million of cash into the Sherritt escrow account. That represented accrued interest on the new notes, as well as some deal fees.

We’re maintaining our 2014 guidance for the U.S. business. That is 25 million tons to 28 million tons for the year, $114 million to $122 million of EBITDA, and $26 million to $29 million of capex. The Canadian guidance for the remainder of 2014 is 13 million tons to 16 million tons, $52 million to $62 million of EBITDA, and we converted that to U.S. dollars, and $25 million to $30 million of capex. So that leaves us on a combined basis at 38 million tons to 44 million tons for the year, $166 million to $184 million of EBITDA, and somewhere in the ballpark of $51 million to $59 million of capex for 2014.

Just to reiterate on the quarterly timing, Sherritt’s operations are primarily cold weather driven; 75% of the Canadian operations production and EBITDA comes in the fourth and first quarter of the year, with their first quarter actually being the strongest quarter of the year. With the Canadian operations’ Q2 and Q3 traditionally being light quarters, our ROVA outage returning to its traditional Q2 timing and our other typical U.S. customer outages, which are scheduled for the second quarter, we’ll be looking at a pretty light second quarter, with the bulk of our 2014 EBITDA generation coming in the third and fourth quarter of 2014.

With that, I’ll hand it back over to Keith.

Keith Alessi - Chief Executive Officer
Thanks. As all of you know, we announced on Christmas Eve that we were acquiring the Sherritt Coal Assets and shortly thereafter we hit the street; we raised the money for the financing, and then we started the clock ticking on a number of regulatory approval processes. We got through two weeks ago with the Canadian Competition Act. Just on Wednesday of this week, we received the final regulatory approval through the courts who blessed the structure of the deal in documents and that started the clock ticking on a very complicated closing. We expect the closing, at this point, to occur early in next week; hopefully, as early as Monday, if all goes well. You can imagine there’s a lot of moving parts here as reclamation bonds have to be released and new ones put on and insurance put in place and all the various parties to this transaction get all the documents that they need sorted out to make sure that it’s a seamless transition.

I’ve been fortunate enough to have spent a lot of time over the last four months up in Canada at the Edmonton office and in the mines. I’ve met all the customers. I’ve met all the employees, non-union employees. I’ve met the workforce representatives and our joint venture partners up there, and they’re all very excited about this transaction, as am I.

It’s been a very long process. It’s going to turn out to be just about four months to have brought this thing under our wings. As I look at the operation up there, there’s no question that the operation has been put under somewhat of-under an amount of stress due to the transition from the perspective of people are looking to get going on a new direction, yet they’re still in the old company. I’m looking forward to that uncertainty being cleared up here shortly and us being able to transition the Sherritt business onto our platform and have those folks join our team.

We put some guidance in the press release this morning on the eight months-it’ll actually be eight months and a couple of days-remaining in 2014. We’re going to be taking the business over at a very slow period of time of the year for the folks at Sherritt or for these assets. We’re still seeing these assets generating in the range for the next 12 months of what we thought they would be doing when we inked the original deals. There’s certainly been a little bit of slippage on the currency side, but there’s some offsets to that in terms of purchase price and whatnot, and we also have a little bit of a built-in hedge in the Canadian business in terms of the export mine operates in Canadian dollars, but collects its sales in U.S. dollars.

You see as we’ve laid out the numbers here in the press release. The number that’s probably the one I have the least certainty about is the capital number right now. We put a range in there that looks pretty much like what we would expect the normal Westmoreland run rate to look. Thankfully they have not made large commitments for the back half of the year. Sherritt historically ran higher capital numbers than we run, but I’m very comfortable with this range, and I would hope to come in closer to the lower end of the capex range than the higher end, but once we get in there and start running it, we’ll be able to screw those numbers down tighter.

As Kevin mentioned, almost 75% of the EBITDA that these assets generate come in Q1 and Q4; half of the EBITDA that’ll be generated during this fiscal year will come in that fourth quarter, so we’ll keep people updated as we move along. There are certainly some opportunities for efficiency. We will move rapidly to capture those, and I’m looking very much forward to the next several weeks as we bring this into the fold.

With that, I’m going to open it up for questions from the group. Operator, please open up the lines.

Operator
Thank you. We will now be conducting a question and answer session. (Operator instructions.)

Our first question comes from Matt Farwell, Imperial Capital. Please proceed with your question.

Matt Farwell - Imperial Capital
<Q>: Hello. Good morning, guys. Congratulations on a good quarter.

Keith Alessi - Chief Executive Officer
Good morning.

Robert King - President - U.S. Operations
Thanks, Matt.

Matt Farwell - Imperial Capital
<Q>: This first question is on the guidance; could you give us some idea of how the guidance for Sherritt and for the combined company sort of differs from the $235 and proforma EBITDA that was disclosed as of 9/30/13? Can you give us an idea as to what some of the changes are that you expect?

Keith Alessi - Chief Executive Officer
It doesn’t really differ from it. If you were to take the 12 months starting the day we take over and tag that in and, you know, if you could slide all that back into this fiscal year, it’s very much right on where we said it was going to be. There’s no material deviation from it.

Matt Farwell - Imperial Capital
<Q>: Okay. Of the guidance for Sherritt, can you give us an idea of how that breaks out between Mountain and Prairie?

Keith Alessi - Chief Executive Officer
Yes. I’d just say the bulk of it is Prairie. The Mountain operation for the year is still marginally cash flow positive, but not materially so, so those numbers pretty much reflect the Prairie operation.

Matt Farwell - Imperial Capital
<Q>: But you do expect the Mountain to be EBITDA positive and perhaps cash flow positive as well?

Keith Alessi - Chief Executive Officer
It’ll be very close to a breakeven operation on both metrics, I believe, over the first 12 months, yes.

Matt Farwell - Imperial Capital
<Q>: Okay. You have some impressive cash generation numbers that you imply; you’re putting $17 million into escrow and yet the cash remains the same, and you had a large cash interest payment during the first quarter. Is that just due to additional funds that were raised in the transaction or are there some benefits on the working capital side or some other cash generation that you can explain?

Kevin Paprzycki - Chief Financial Officer and Treasurer
That does not include any of the funds that were raised. All of the funds are sitting in escrow, so that $17 million we generated is really just good operational performance, and we did have the benefit of some good working capital adjustments during the first quarter.

Matt Farwell - Imperial Capital
<Q>: Okay. Is that some sort of a sustainable number or is that just something that we can benefit from this quarter?

Kevin Paprzycki - Chief Financial Officer and Treasurer
Yes. We did have one $7 million free-up of a performance bond that we posted that was also in that $17 million, so that’s a one timer. I would say that probably at least half of that number is probably from working capital, but I wouldn’t run rate on a go-forward basis.

Matt Farwell - Imperial Capital
<Q>: The interest that you will eventually pay on the money in escrow, is that basically in this $17 million number or is that coming out. Can you give us an idea how the accounting works there?

Kevin Paprzycki - Chief Financial Officer and Treasurer
The $17 million that we put in represented the accrued interest for February through April, so we were prepaying into the escrow account for those months’ interest.

Matt Farwell - Imperial Capital
<Q>: You don’t get any benefit for the operations from Sherritt during the time before the transaction closed?

Kevin Paprzycki - Chief Financial Officer and Treasurer
You got it.

Matt Farwell - Imperial Capital
<Q>: Okay. Then, ROVA, it looks like you had a pretty good quarter. Is it fair to say that that asset will outperform what it did last year despite some of the contract restructuring just due to the strong quarter and the polar vortex, etc.?

Kevin Paprzycki - Chief Financial Officer and Treasurer
Yes. The timing, really when you look at the first quarter, it’s just the timing of the maintenance outage. Last year the customer requested that the maintenance outage be in March, and this year it’s in the April/May timeframe, so year-on-year, it’s really just the timing of the outage is what you’re seeing. Although the operation-I think Bob pointed this out-the operation got off to a pretty decent start under the new restructured contracts.

Matt Farwell - Imperial Capital
<Q>: Okay. Well that’s-thanks for answering my questions and I’ll hop in the queue.

Operator
Our next question comes from Lucas Pipes with Brean Capital. Please proceed with your question.

Derek Hernandez - Brean Capital
<Q>: Good morning, gentlemen. This is actually Derek Hernandez for Lucas this morning.

Keith Alessi - Chief Executive Officer
Okay.

Derek Hernandez - Brean Capital
<Q>: Just to start, unfortunately, I had to jump in a little bit after your call opened, and I believe you said that the rail issues at Absaloka, in particular, were mostly cleared up. I guess I would ask if this would have any residual impact into Q2 and if Rosebud may also be similarly be impacted?

Robert King - President - U.S. Operations
Well, Rosebud is not impacted because we don’t do rail service out of Rosebud. That’s totally a mine-mouth operation, and as we see things unfolding right now, it appears the railroad issues are resolved with regard to what it is that we need for the Absaloka Mine, and we’re not expecting additional impacts going forward at this point in time. Now, we’ve been running pretty well for two or three weeks now, and we see no reason that that shouldn’t continue.

Derek Hernandez - Brean Capital
<Q>: I see. Very good. Then a little bit on the modeling of the EBITDA breakout; the Q2 being slightly-about 7%, according to your estimates, greater than Q3, that’s discounting nearly all of April due to you’re not having the assets over the month, right?

Keith Alessi - Chief Executive Officer
You’re referring to the Canadian guidance at this point?

Derek Hernandez - Brean Capital
<Q>: Excuse me. Yes. For Sherritt.

Keith Alessi - Chief Executive Officer
Yes. Yes. We’d only have two months of a quarter and then-Q3 is the lightest quarter for Sherritt. They only historically put up about 10% of their annual EBITDA in that quarter.

Derek Hernandez - Brean Capital
<Q>: Right. Right.

Keith Alessi - Chief Executive Officer
So they’re down on maintenance and whatnot, and then they come ramping up for the Q4 when things start getting cold up there.

Derek Hernandez - Brean Capital
<Q>: Of course. Then, you did provide a little bit of color in terms of Q1 being pretty meaningfully stronger than Q4; that’s simply with regards to the weather impact over the quarter, right? We can more or less model that out in terms of how the forecasting is going to be for heating degree days in Q1 versus Q4?

Keith Alessi - Chief Executive Officer
Yes. Keep in mind also that April, which is, you know-a Q2 month is also a very large EBITDA generator for Sherritt. They’ll probably end up generating as much in April as we’ll get in Q3, so it’s not just Q1. You’ve got Q1 plus a really strong first month of Q2 that are behind us before we buy it, so as we look out over the horizon, we tag those onto the end of the eight months that we own it and that’s why we’re very comfortable saying that the things are still guiding into the range that we thought they’d be in.

Derek Hernandez - Brean Capital
<Q>: Very good. Thank you. I’ll jump back into the queue.

Operator
Our next question comes from Tim O’Brien with DG Capital. Please proceed with your question.

Tim O’Brien with DG Capital
<Q>: Hello, guys. Good morning. Just a couple of questions. In terms of the rail disruptions, can you help quantify for us either in tons of revenue sort of the impact there during the quarter?

Kevin Paprzycki - Chief Financial Officer and Treasurer
I would guess probably somewhere upwards of a $3 million impact, just because of interrupted deliveries due to the rail.

Tim O’Brien with DG Capital
<Q>: Okay.

Keith Alessi - Chief Executive Officer
Some of that we’ll get back. We had a day in April where we had five trains get loaded, which is substantially higher than what we normally see, so some of that will shift a little bit in Q2, but some of that probably we don’t get back, and that’s why-you know, we’ve always talked about the range of outcomes. One operation will be up a little; one will be down a little bit, but that’s just the nature of the coal business.

Tim O’Brien with DG Capital
<Q>: Understood. Okay. Just to confirm on the U.S. business for guidance for this year, just to confirm, did you say it’s $114 to $122, and does that compare to previous guidance of $112 to $119?

Keith Alessi - Chief Executive Officer
Yes. It’s actually $112 to $120 is the guidance range that I think we published at year end, and that’s the range we’re still operating in.

Tim O’Brien with DG Capital
<Q>: Okay. That doesn’t include the potential tax credit, which is right now pending in legislation, is that right?

Keith Alessi - Chief Executive Officer
We think that there’s a good chance that we’ll pick up a little bit of that on the back half of the year. What’s in the legislation is a retroactive to January 1 proposal. We don’t know that we’ll be able to monetize the January 1 through whatever date they approve this with. We’d have to work with whatever party we would monetize with to determine whether you could go back and capture that.

However, even if we didn’t capture the monetization on the front half of the year, we would get the credits, and we would ultimately use them, and they would ultimately shelter our tax liabilities going forward. What impacts our EBITDA calculation is if we can enter into a monetization transaction, and, at this point, I wouldn’t think that we would be able to do that until at least halfway through the year; so, no, there’s no material impact of an Indian Tax Credit in our numbers at this point on our guidance range. We’re hopeful that we’ll pick some up, but if we do pick it up, it’ll probably only be about half a year.

Tim O’Brien with DG Capital
<Q>: Okay. Do you have any sense on timing there with the legislation?

Keith Alessi - Chief Executive Officer
If anybody can tell us what goes on in Washington D.C., I’d sure like to know. No, we have no idea. All we do know is that it’s in legislation. It seems to have pretty widespread support. We’ve got a whole bunch of really good folks supporting it and who knows how it’ll all work out at the end of the day.

Tim O’Brien with DG Capital
<Q>: Okay. Understood, guys. Thanks a lot.

Operator
Our next question comes from Brian Taddeo with RW Baird. Please proceed with your question.

Brian Taddeo - RW Baird
<Q>: Good morning, everyone.

Keith Alessi - Chief Executive Officer
Good morning.

Brian Taddeo - RW Baird
<Q>: You’ve already touched on most of my questions I wonder if you could give us a general update on a couple of things; first, any update on Beulah and what’s going on with the situation there; if that’s still basically looking at that contract looking to go away over the short-term and then if there’s also any update on Naughton and any change to the plant to convert that 30 units of natural gas at all?

Robert King - President - U.S. Operations
Based on what we’ve previously said, there are no changes to that- to either of them. We’re still expecting Beulah’s contract with the Coyote Station to go down after the first quarter of 2016, and it looks like based on the latest communications from PacifiCorp that the conversion of Naughton unit three could be out in the 2018 timeframe versus the originally-communicated 2016 timeframe.

Brian Taddeo - RW Baird
<Q>: I got you. Okay. And just one more follow-up on the rail issues, can you just I guess provide a little more color; how much of that was weather related versus more structural issues with more oil being shipped across the rails? Was it purely weather or was there more just traffic in general causing the hiccups?

Robert King - President - U.S. Operations
I think you’d have to ask the railroad that specifically because we don’t exactly know how their system operates. Weather, of course, based on the winter we had here, had a tremendous impact, but we believe that it had a greater than normal impact because the system itself is stress based on additional demand on the resources the railroad has in place, and, obviously, the oil boom in North Dakota is a component of that.

Brian Taddeo - RW Baird
<Q>: Okay. Thank you very much. I appreciate it.

Operator
We have a follow-up question from Lucas Pipes with Brean Capital. Please proceed with your question.

Derek Hernandez - Brean Capital
<Q>: Good morning, again, gentlemen. This is Derek. I just wanted to follow up; with the Rova outage, there’s nothing unusual expected there as you put it in the April/May timeframe shift? There’s no extended period or any difficulty like that?

Robert King - President - U.S. Operations
No, and, in fact, this maintenance outage is planned to be more of a "mini-outage" compared to what we would normally do. It’s scaled back relative to previous-

Keith Alessi - Chief Executive Officer
But keep in mind, we’ve entered into a new arrangement under the Rova agreements and the plant is no longer a base load plant, per se. We’ve entered into a number of financial arrangements to make that thing work, so it’s not going to be total apples to apples, but it’s performing where we expect it to be, and it’s performing where we guided it to be.

Derek Hernandez - Brean Capital
<Q>: Okay. Okay. Very good. Then just one final slight clarification; in the wording of the release, it was stated that up to 75% of the Sherritt EBITDA was realized in Q4 and Q1. Is that still a hard up to or is that, you know, more or less a run rate we can consider moving forward?

Keith Alessi - Chief Executive Officer
That’s been their historical, and in that we haven’t owned the asset I’m a little reluctant to get to any greater level of refinement than that, and, certainly, you mentioned the cold weather days and degree days and all that good stuff, that certainly impacts, but their business is very similar to ours in terms of there’s going to be natural fluctuations depending on weather and whatnot. They’re base load plants, so they’re running hard in the winter.

They had one plant this year that was offline during the winter months. They’re putting carbon sequestration technology on it. It’s supposed to be up here in June or July. That’ll help out next year, perhaps, in those quarters, but I think if you just assume that number in that range, you’re not going to be too far off, and if some of it slips into Q2 or into Q3, we tend to-we don’t tend to look at our business so much on a quarterly basis. The reason we probably made it much more of a big deal about it today than normal is because we do have a lot of new folks that are following us, and we just want to make certain people understand it’s not a simple matter of dividing by four and that’s why we’ve started guiding people as to where we are, so they can better understand how we’re looking at the business.

Derek Hernandez - Brean Capital
<Q>: Right. Right. Absolutely. Okay. Well, I guess just if I may, just for one final question, I’d ask if you’ve put any additional thought into a particular partnership structure given the acquisition being made now?

Keith Alessi - Chief Executive Officer
We are always looking at ways in which to optimize value, and if there are, in fact, other ways to optimize value through structure, we’re open to it, but we’ve clearly had our hands full just trying to get this one documented, done, through the regulators, and now we’ll start executing, but that’s certainly front of mind for us at all times.

Derek Hernandez - Brean Capital
<Q>: Excellent. Excellent. Congratulations, again, on finally completing such a major transaction for the company.

Keith Alessi - Chief Executive Officer
Thank you.

Operator
Our next question comes from Matt Farwell, Imperial Capital. Please proceed with your question.

Matt Farwell - Imperial Capital
<Q>: Hello, guys. No conference call would be complete without a discussion of M&A. I know you dropped everything last summer to do due diligence on Sherritt. I think you had mentioned they’re up to 20 potential candidates; at what point would you begin to revisit this pipeline?

Keith Alessi - Chief Executive Officer
Well, the pipeline isn’t a pipeline in the sense that they’re all in the pipeline. There are people who own those assets that are at various stages of assessing whether they want to own them long term or not, so largely M&A activity is driven by the opportunity. There are certainly a few properties floating around in the marketplace right now that may or may not have some interest, but I don’t think that they’re imminent in terms of anything that’s going to happen over the next quarter or two. The process tends to take six to nine months for everybody to get in and do their diligence and whatnot. There are certainly some out there, but we’re always looking, and I’d be very hesitant to indicate that the situation is any different than it’s always been in terms of the level of activity.

Matt Farwell - Imperial Capital
<Q>: Yes. When you look at your debt and the high coupon, do you still think that you would look to revisit that around an additional-another transaction or would you, once this becomes callable, will you look to lower your overall cash interest independently?

Keith Alessi - Chief Executive Officer
I think that we will be studying that issue throughout the summer. That’s clearly something we’ve talked quite a bit about and talked about the fact that we feel that it’s appropriate to have that conversation. Whether that should occur before the call date or not will be dependent upon some of the conversations we have with our bankers and our bond holders. We’re not allowed to call them out before February of 2015, but there’s clearly ways of doing that, but it’ll involve conversations, and we’ll be looking to our financial advisors to help guide us through that evaluation.

Matt Farwell - Imperial Capital
<Q>: That’s good. And then, one last thing, regarding the comment about partnership structures. At this point, how long do you project that the NOLs will last? Did you acquire any NOLs through the transaction?

Kevin Paprzycki - Chief Financial Officer and Treasurer
We did acquire NOLs. We acquired, I think, it’s somewhere in the ballpark of $70 million of Canadian NOLs, which will help shelter the Canadian taxes. I think our model indicated that if we hit our projections exactly, we’re sheltered from income taxes somewhere between, I think, five and seven years, so, obviously, if we outperform our model, it would be shorter than that, but I think there’s enough Canadian NOLs, U.S. NOLs, and Indian Coal Tax Credits that we possess on our own to shelter for that five to seven year period.

Matt Farwell - Imperial Capital
<Q>: I got it. Thanks.

Operator
At this time, there are no further questions in the queue. At this time, I would like to turn the call back over to Mr. Keith Alessi for closing comments.

Keith Alessi - Chief Executive Officer
Thanks, everybody for joining us this morning. We will be certainly releasing something on the day that we actually get the deal closed so you know that everything is finished up, and we’ll look forward to chatting with everybody about 90 days from now.

Operator
This concludes today's investor conference call. If you would like to access this call for digital replay, you may dial 1-877-660-6853, conference ID# 13580152. Thank you and have a great day.